Exhibit 99.1
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STAAR Surgical Signs Definitive Agreements to Sell 1,000,000 Shares of Common
Stock

Thursday June 12, 11:48 am ET

MONROVIA, Calif., June 12 -- STAAR Surgical Company (Nasdaq: STAA - News) today announced that it has entered into definitive agreements to sell 1,000,000 shares of newly issued common stock at a purchase price of $9.60 per share in a private placement to institutional investors. The offering is expected to close within two business days.

The common stock to be issued in the private placement has not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the U.S. absent registration or an applicable exemption from registration requirements. STAAR Surgical does, however, intend to file a registration statement covering the resale of the common stock within 30 days of the closing.

This release is not an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the company's securities in any state in which such offer, solicitation or sale would be unlawful prior to their registration or qualification under the securities laws of any such state.

Safe Harbor

All statements in this press release that are not statements of historical fact are forward-looking statements, including the statement that the offering is expected to close within two business days. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the ability of the Company and the investors to comply with certain conditions to closing as set forth in the definitive agreements. STAAR Surgical Company assumes no obligation to update these forward-looking statements, and does not intend to do so.

For   further   information   please   contact:   Investors,    Douglas   Sherk,
1-415-659-2285,  or  Jennifer  Cohn,  1-415-659-2289,  or Media,  Sheryl  Seapy,
1-415-272-3323, all of EVC Group, for STAAR Surgical Company.